PRESS RELEASE

Finjan Provides Litigation Update in Blue Coat Case
Trial Set to Begin July 20, 2015

E. PALO ALTO, CA July 14, 2015 – Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, is providing a litigation update in its case against Blue Coat Systems, Inc. (CAND-13-cv-03999-BLF).  Pre-trial conference was completed July 2, 2015 and the case will proceed to trial, as planned July 20, 2015, with all six patents against accused infringing Blue Coat products and services.  The trial is expected to last for two weeks.

A Pre-trial Conference was held before the Honorable Beth Labson-Freeman on July 2, 2015.  Pre-trial motions, specifically, motions in limine, which request the Court to exclude certain evidence at trial, were heard on July 2, 2015.

On July 6, 2015, the Court heard the parties’ motions to exclude certain expert testimony, a specialized motion in limine also known as Daubert Motions.  Generally, Daubert motions request courts to exclude testimony of a purported expert on the grounds that the witness either does not possess the requisite level of expertise, or used unreliable data, methods, or principles in arriving at their opinion.

On July 8, 2015 Judge Freeman's Order on the parties’ Motions In Limine and Pretrial Orders was entered (Docket No. 367).  The Order on the parties’ Daubert Motions is pending with the Court and might not be entered until after the trial begins.  There are no remaining motions to be heard outside of the trial.

Finjan has filed patent infringement lawsuits against FireEye, Proofpoint, Sophos, Symantec, and Palo Alto Networks relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Founded in 1997, Finjan is recognized globally as a cybersecurity pioneer and leader. Finjan’s investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan’s software detects malicious code and protects end users from identity and data theft, spyware, malware, phishing, trojans, and other online threats.  To date, Finjan has successfully licensed its intellectual property to major technology companies for more than $150 million.  For more information about Finjan, please visit www.finjan.com.

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Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC|
(650) 282-3245 | investors@finjan.com

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings’ intended plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.